UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

Post-Effective Amendment No. 1

to

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

GenOn Energy, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	76-0655566
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

1000 Main Street Houston, Texas	77002
(Address of Principal Executive Offices)	(Zip Code)

GenOn Energy, Inc. Union Savings Plan

(Full title of the plan)

Michael L. Jines

Executive Vice President,

General Counsel and Corporate Secretary

and Chief Compliance Officer

GenOn Energy, Inc.

1000 Main Street

Houston, Texas 77002

(Name and address of agent for service)

(832) 357-3000

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 (File No. 333-101471) (the “Registration Statement”) initially filed with the Securities and Exchange Commission on November 26, 2002 by GenOn Energy, Inc. (the “Registrant”), a Delaware corporation, is being filed to deregister all unsold shares of common stock of the Registrant, par value $0.001 per share (“Common Stock”), the associated Series A preferred share purchase rights (the “Rights”), and the plan interests (the “Plan Interests”) that were originally reserved for issuance under the GenOn Energy, Inc. Union Savings Plan (the “Plan”).

The Plan has ceased offering Common Stock as an investment option for new investment and as of November 30, 2011, all amounts previously invested by Plan participants in the Common Stock under the Plan were removed or transferred into other investment options under the Plan. Accordingly, the Company hereby terminates the effectiveness of the Registration Statement, and, in accordance with the undertaking contained in the Registration Statement, the Registrant hereby removes from registration, by means of this Post-Effective Amendment No. 1 to the Registration Statement, any of the Common Stock, Rights and Plan Interests that had been registered for issuance but that remain unsold under the Registration Statement as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on February 28, 2012.

GENON ENERGY, INC.

By:	/s/ Edward R. Muller
Edward R. Muller Chairman and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Edward R. Muller	Chairman, President and Chief Executive Officer	February 28, 2012
Edward R. Muller

/s/ J. William Holden III	Executive Vice President and Chief Financial Officer	February 28, 2012
J. William Holden III	(Principal Financial Officer)

/s/ Thomas C. Livengood	Senior Vice President and Controller	February 28, 2012
Thomas C. Livengood	(Principal Accounting Officer)

/s/ E. Spencer Abraham	Director	February 28, 2012
E. Spender Abraham

/s/ E. William Barnett	Director	February 28, 2012
E. William Barnett

/s/ Terry G. Dallas	Director	February 28, 2012
Terry G. Dallas

/s/ Steven L. Miller	Director	February 28, 2012
Steven L. Miller

/s/ Elizabeth A. Moler	Director	February 28, 2012
Elizabeth A. Moler

/s/ Edward R. Muller	Director	February 28, 2012
Edward R. Muller

/s/ Robert C. Murray	Director	February 28, 2012

Robert C. Murray

/s/ Laree E. Perez	Director	February 28, 2012
Laree E. Perez

/s/ Evan J. Silverstein	Director	February 28, 2012
Evan J. Silverstein

/s/ William L. Thacker	Director	February 28, 2012
William L. Thacker